UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2009
HARRIS STRATEX NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Address of principal executive offices: 637 Davis Drive, Morrisville, NC 27560
Registrant’s telephone number, including area code: (919) 767-3250
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 20, 2009, the Board of Directors of Harris Stratex Networks, Inc. (the “Company”) authorized and declared the issuance of one preferred share purchase right (a “Right”) for each share of Class A Common Stock, par value $0.01 per share (the “Common Shares”), of the Company outstanding as of the close of business on May 4, 2009 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of the Company at a price of $40.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a transitional Rights Agreement (the “Rights Agreement”) between the Company and Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”), dated as of April 20, 2009.
Distribution Date; Exercisability
     Initially, the Rights will be attached to all Common Shares and no separate Rights certificates will be issued. The Rights will initially be evidenced only by the balances indicated in the book-entry account system of the transfer agent for the Common Shares or, in the case of certificated Common Shares, the certificates that represent such Common Shares. Separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the earlier to occur of (i) the tenth business day following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) other than an Exempted Entity (as defined below) has acquired beneficial ownership of 15% or more of the outstanding Common Shares or (ii) the tenth business day (or such later date as the Board of Directors of the Company may determine prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares (the earlier of such dates being the “Distribution Date”).
     “Exempted Entity” means (i) the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan, (ii) any Person who becomes the owner of 15% or more of the Common Shares as the result of a reduction in the outstanding Common Shares, (iii) any Person who or which the Board of Directors of the Company determines, in good faith, became an Acquiring Person inadvertently, (iv) any Person who or which the Board of Directors of the Company determines, prior to the time such Person would otherwise be an Acquiring Person, should be exempted from the definition of Acquiring Person, and (v) Harris Corporation, provided that the foregoing exclusion of Harris Corporation shall apply solely during the period from the initial issuance of the Rights until the first date on which Harris Corporation no longer holds shares of Class A common stock and/or Class B common stock constituting 15% or more of the aggregate number of the outstanding shares of common stock, par value $0.01 per share, of the Company of all classes.
     The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be transferred with and only with the Common Shares, (ii) balances in the book-entry account system of the transfer agent for the Common Shares or, in the case of certificated Common Shares, the certificates that represent such Common Shares issued after the Record Date upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date or the transfer of Common Shares in the book-entry account system of the transfer agent for the Common Shares will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.
     The Rights are not exercisable until the Distribution Date.
Flip-In
     If a person or group becomes an Acquiring Person at any time after the date of the Rights Agreement (with certain limited exceptions), each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, Preferred Shares or other similar securities of the Company) having a value equal to two times the Purchase Price. Notwithstanding any of the foregoing, following the existence of an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.
     For example, at a Purchase Price of $40.00 per Right, each Right not owned by an Acquiring Person following an event set forth in the preceding paragraph would entitle its holder to purchase $80.00 worth of Common Shares (or other consideration, as noted above). Assuming a value of $12.00 per Common Share at such time, the holder of each valid Right would be entitled to purchase 6.67 Common Shares for $40.00.
Flip-Over
     In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the Purchase Price.

Exchange
     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-thousandth of a Preferred Share (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).
Redemption
     At any time prior to the Distribution Date, the Board of Directors of the Company may redeem the Rights, in whole but not in part, at a price of $0.01 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. Notwithstanding anything in the Rights Agreement, the “flip-in” provision (described above) would not be triggered until the Board of Directors’ right of redemption described in this paragraph has expired.
Expiration
     The Rights will expire on January 20, 2010, unless redeemed or exchanged prior to such expiration date, as described above.
Amendment
     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person).
Adjustment
     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination, or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to in (ii) above).
     The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, combinations, or consolidations of the Common Shares occurring, in any such case, prior to the Distribution Date.
     With certain exceptions, no adjustment in Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.
Preferred Stock
     Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.
Rights of Holders
     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
Certain Anti-Takeover Effects
     The Rights will not prevent a takeover of the Company. However, the Rights may cause substantial dilution to a person or group that acquires 15% or more of the outstanding Common Shares. The Rights, however, should not interfere with any merger or other business combination approved by the Board of Directors of the Company.

Further Information
     A copy of the Rights Agreement is attached to this Current Report on Form 8-K as Exhibit 4.2 and is incorporated by reference. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.
Item 3.03. Material Modification to Rights of Security Holders.
     The information set forth in Items 1.01 and 5.03 is incorporated into this Item 3.03 by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In connection with the Rights Agreement, the Company filed a Certificate of Designations of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware on April 21, 2009. See the description set forth under “Item 1.01 Entry into a Material Definitive Agreement” for a more complete description of the rights and preferences of the Series A Junior Participating Preferred Stock. A copy of the Certificate of Designations of Series A Junior Participating Preferred Stock is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 8.01. Other Events.
     On April 21, 2009, the Company issued a press release announcing the adoption of a shareholder rights plan. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Certificate of Designations of Series A Junior Participating Preferred Stock of Harris Stratex Networks, Inc., dated April 20, 2009.

4.2	Rights Agreement, dated as of April 20, 2009, between Harris Stratex Networks, Inc. and Mellon Investor Services LLC, as Rights Agent, which includes the Form of Certificate of Designations of Series A Junior Participating Preferred Stock (Exhibit A), the Form of Right Certificate (Exhibit B) and the Summary of Rights to Purchase Preferred Shares (Exhibit C).

99.1	Press Release dated as of April 21, 2009 entitled “Harris Stratex Networks, Inc. Adopts Transitional Stockholder Rights Plan.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS STRATEX NETWORKS, INC.
By:	/s/ J. Russell Mincey
	Name:	J. Russell Mincey
	Title:	Interim Principal Financial Officer, Interim Principal Accounting Officer, Global Corporate Controller

Date: April 22, 2009

5